EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Sun Life Assurance Company of Canada (U.S.) dated January 15, 2004 of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to Keyport Life Insurance Company's adoption of provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, described in Note 1) and contained in File No. 333-01783 of Keyport Life Insurance Company on Form 10-K under the Securities Act of 1934 insofar as such report relates to the consolidated financial statements and financial statement schedules of Keyport Life Insurance Company for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

January 15, 2004